[LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                               March 3, 2000


PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street
Wilmington, Delaware 19801

     Re: PECO Energy Transition Trust
         ----------------------------

Ladies and Gentlemen:

     We have acted as special counsel to PECO Energy Transition Trust, a Delaware statutory business trust (the "Trust"), in connection with the preparation of the Registration Statement filed on Form S-3 on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of Transition Bonds (the "Transition Bonds") of the Trust to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. Each term used in this letter and not defined has the meaning given to such term in the Prospectus.

     We are familiar with the proceedings taken and proposed to be taken by the Trust in connection with the proposed authorization, issuance and sale of the Transition Bonds. In this connection, we have examined and relied upon such trust records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

     We have relied on the opinion of Richards, Layton & Finger, P.A. filed contemporaneously herewith for all matters of Delaware law.

     The opinions expressed below are based on the following assumptions:

PECO Energy Transition Trust
March 3, 2000
Page 2


     (a) The Registration Statement will become effective;

     (b) The proposed transactions are carried out on the basis set forth in the Registration Statement;

     (c) Prior to the issuance of any series or class of Transition Bonds:

          (i) all necessary orders, approvals and authorizations for the Trust's purchase from time to time of intangible transition property from PECO Energy Company, a Pennsylvania corporation, in exchange for the proceeds from the issuance of Transition Bonds will have been obtained by the Trust;

          (ii) the supplemental indenture for the Transition Bonds issued under the Registration Statement (the "Supplemental Indenture") will have been executed and delivered by the Trust's authorized representative and The Bank of New York, as trustee;

          (iii) the maturity dates, the bond rates, the redemption provisions and the other terms of the Transition Bonds being offered will be fixed in accordance with the terms of the Indenture dated as of March 1, 1999 between the Trust and The Bank of New York, as trustee;

          (iv) the Amended and Restated Intangible Transition Property Sale Agreement between the Trust and PECO Energy Company, as Seller, will have been executed and delivered; and

          (v) the Amended and Restated Master Servicing Agreement between the Trust and PECO Energy Company, as Servicer, will have been executed and delivered.

     (d) The Supplemental Indenture will be qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

     Based on the foregoing, we are of the opinion that, when properly executed, authenticated, delivered and paid for as provided in the indenture and upon satisfaction of all conditions contained in the indenture and the underwriting agreement (a form of which will be filed as Exhibit 1.1 to the Registration Statement), the Transition Bonds will be legally issued, valid and binding obligations of the Trust.

PECO Energy Transition Trust
March 3, 2000
Page 3


     We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the headings "Legal Matters" and "Risk Factors" in the Prospectus included in the Registration Statement.


                                     Very truly yours,


                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP